Exhibit 99.1

PRESS RELEASE

REDDY ICE REPORTS THIRD QUARTER 2004 RESULTS

NOVEMBER 9, 2004 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. today reported financial results for the third quarter ended September 30, 2004.

Revenues in the third quarter of 2004 were $106.5 million, compared to $86.6 million in the same quarter of 2003.  Net income before preferred dividends was $16.5 million in the third quarter of 2004, compared to net income before preferred dividends of $18.6 million in the third quarter of 2003.  Results for the third quarter of 2004 included income tax expense of $10.1 million versus no income tax expense in the third quarter of 2003.

Revenues in the first nine months of 2004 were $232.4 million, compared to $189.9 million in the same period of 2003.  Net income before preferred dividends was $20.2 million in the first nine months of 2004, compared to net income before preferred dividends of $12.4 million in the first nine months of 2003.  Results in the first nine months of 2004 included income tax expense of $12.4 million versus no income tax expense in the first nine months of 2003.

EBITDA (as adjusted), defined as earnings before interest, taxes, depreciation and amortization, gain or loss on the disposition of assets, impairment of assets, gain or loss on extinguishment of debt and the cumulative effect of changes in accounting principle, and referred to herein as EBITDA, was $39.1 million in the third quarter of 2004, compared to $31.8 million in the third quarter of 2003.  EBITDA was $69.5 million for the first nine months of 2004, compared to $54.2 million for the same period in 2003.  A discussion regarding the presentation of EBITDA in this press release is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

During the third quarter of 2004, Reddy Ice completed one acquisition with a cash purchase price of approximately $0.3 million.  From October 1, 2004 through November 9, 2004, Reddy Ice has completed 4 acquisitions with an aggregate cash purchase price of $10.6 million.  Annual revenue associated with these acquired operations was approximately $7 million.

 “We are pleased to report that the third quarter results met our expectations, despite very volatile weather conditions across our markets,” commented Chairman and Chief Executive Officer William P. Brick.  “Since June 30, 2004, we have completed five acquisitions and recently finalized a significant capital markets transaction with the issuance of $151 million of 10½% senior discount notes.”

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations, or divestitures that may be completed after November 9, 2004.  The projections for the fourth quarter of 2004 and the full year 2004 include the effects of the acquisitions completed through the date of this press release.  The pro forma amounts for 2003 discussed below reflect the results of Reddy Ice as if the acquisitions of Packaged Ice, Service Ice, Triangle Ice and the seven acquisitions completed from January 1, 2004 through September 30, 2004 had all occurred on January 1, 2003.

Management expects revenues for 2004 to range between $281 and $286 million and EBITDA in the range of $75 to $79 million, which includes approximately $1.5 million of expenses related to the 10½% senior discount note offering in October 2004.  This compares to pro forma 2003 revenue and EBITDA of $273.5 million and $75.5 million, respectively.  Management further expects to report net income before preferred dividends in 2004 ranging from $16 million to $19 million.  Management expects revenues in the fourth quarter of 2004 to range between $49 million and $54 million, with EBITDA in the range of $5.5 million to $9.5 million, which includes approximately $1.5 million of expenses related to the 10½% senior discount note offering in October 2004.  This compares to pro forma revenue and EBITDA in the fourth quarter of 2003 of $51.2 million and $7.9 million, respectively.  Net loss before preferred dividends in the fourth quarter of 2004 is expected to be in the range of $0.5 million to $3.5 million.  The outlook for the fourth quarter and full year does not include gains or losses from the disposition of assets, asset impairment charges, or gains or losses on the extinguishment of debt.

CONFERENCE CALL

Reddy Ice has scheduled a conference call on Tuesday, November 9, 2004 at 10:00 a.m. eastern time.  To participate, dial 303-262-2130 and ask for the Reddy Ice call 10 minutes prior to the start time.  A telephonic replay will be available through November 16, 2004 and may be accessed by calling 303-590-3000 and using the passcode 11013273#.

Reddy Ice is the largest manufacturer and distributor of packaged ice in the United States.  With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to more than 82,000 locations in 32 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs, and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.  Reddy Ice Holdings, Inc. is an entity primarily owned by Trimaran Capital Partners, Bear Stearns Merchant Banking and their affiliates.

This press release contains various forward-looking statements and information, including expectations of the Company’s fourth quarter performance, that are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For more information on related risk factors, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Risks Relating to Our Indebtedness” and “- Risks Relating to Our Business” in our Annual Report on Form 10-K for the period ended December 31, 2003, which can be located on the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

– Financial Tables to Follow –

FINANCIAL TABLES

Reddy Ice Holdings, Inc. was formed on May 8, 2003.  On August 15, 2003, Reddy Ice Holdings acquired Packaged Ice, Inc., which was renamed Reddy Ice Group, Inc.  Reddy Ice Holdings and Reddy Ice Group are collectively referred to as “Successor.”  Packaged Ice prior to the merger on August 15, 2003 is referred to as “Predecessor.”  Reddy Ice Holdings conducted no operations during the period from May 8, 2003 through August 14, 2003.

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor	Successor	Predecessor	Combined Three Months Ended September 30, 2003
	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	July 1 to August 14, 2003
	(in thousands)

Revenues	$106,507	$38,641	$47,953	$86,594
Cost of sales	58,690	21,523	25,331	46,854
Gross profit	47,817	17,118	22,622	39,740
Operating expenses	8,728	4,110	3,936	8,046
Depreciation and amortization expense	5,824	2,377	2,819	5,196
Gain on disposition of assets	—	—	—	—
Income from operations	33,265	10,631	15,867	26,498
Other income (expense), net	(12)	—	84	84
Interest expense	(6,595)	(3,800)	(4,160)	(7,960)
Income before income taxes	26,658	6,831	11,791	18,622
Income tax expense	10,130	—	—	—
Net income before preferred dividends	16,528	6,831	11,791	18,622
Preferred dividends	3,295	1,473	533	2,006
Net income available to common shareholders	$13,233	$5,358	$11,258	$16,616

EBITDA (1)	$39,077	$13,008	$18,770	$31,778

	Successor	Successor	Predecessor
	Nine Months Ended September 30, 2004	Period May 8, 2003 (Date of Inception) to September 30, 2003	January 1 to August 14, 2003	Combined Nine Months Ended September 30, 2003
	(in thousands)

Revenues	$232,416	$38,641	$151,269	$189,910
Cost of sales	137,047	21,523	91,642	113,165
Gross profit	95,369	17,118	59,627	76,745
Operating expenses	25,825	4,110	18,598	22,708
Depreciation and amortization expense	17,102	2,377	14,528	16,905
Gain on disposition of assets	—	—	(11)	(11)
Income from operations	52,442	10,631	26,512	37,143
Other income (expense), net	(12)	—	116	116
Interest expense	(19,841)	(3,800)	(21,063)	(24,863)
Income before income taxes	32,589	6,831	5,565	12,396
Income tax expense	12,384	—	—	—
Net income before preferred dividends	20,205	6,831	5,565	12,396
Preferred dividends	9,597	1,473	2,566	4,039
Net income available to common shareholders	$10,608	$5,358	$2,999	$8,357

EBITDA (1)	$69,532	$13,008	$41,145	$54,153

(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization, gain or loss on the disposition of assets, impairment of assets, gain or loss on extinguishment of debt and the cumulative effect of changes in accounting principle.

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	Successor	Successor
	September 30, 2004	December 31, 2003
	(in thousands)

Cash and cash equivalents	$27,532	$12,801
All other current assets	49,497	28,620
Total assets	635,474	614,336

Current liabilities (less current portion of long-term debt and line of credit)	31,691	31,911
Total current and non-current debt (including line of credit)	329,650	330,947
Shareholders’ equity	213,973	191,318
Total liabilities and shareholders’ equity	635,474	614,336

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

By presenting EBITDA (as adjusted), defined as earnings before interest, taxes, depreciation and amortization, gain or loss on the disposition of assets, impairment of assets, gain or loss on extinguishment of debt and the cumulative effect of changes in accounting principle, and referred to herein as EBITDA, Reddy Ice intends to provide investors with a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future.  Reddy Ice evaluates operating performance based on several measures, including EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Since EBITDA is not a measure calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, “net income (loss) before preferred dividends,” the most directly comparable GAAP financial measure, as an indicator of operating performance.  Additionally, EBIDTA as we have presented it, may not be comparable to similarly titled measures used by other companies.  EBITDA is not necessarily a measure of Reddy Ice’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income (loss) before preferred dividends.”  Users of this financial information should consider the types of events and transactions, which are excluded.  Reconciliations of EBITDA to net income (loss) before preferred dividends are found below:

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF EBITDA TO NET INCOME BEFORE

PREFERRED DIVIDENDS

(Unaudited)

	Successor	Successor	Predecessor	Combined Three Months Ended September 30, 2003
	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	July 1 to August 14, 2003
	(in thousands)

EBITDA	$39,077	$13,008	$18,770	$31,778
Depreciation and amortization expense	(5,824)	(2,377)	(2,819)	(5,196)
Gain on disposition of assets	—	—	—	—
Interest expense	(6,595)	(3,800)	(4,160)	(7,960)
Income tax expense	(10,130)	—	—	—
Net income before preferred dividends	$16,528	$6,831	$11,791	$18,622

	Successor	Successor	Predecessor
	Nine Months Ended September 30, 2004	Period May 8, 2003 (Date of Inception) to September 30, 2003	January 1 to August 14, 2003	Combined Nine Months Ended September 30, 2003
	(in thousands)

EBITDA	$69,532	$13,008	$41,145	$54,153
Depreciation and amortization expense	(17,102)	(2,377)	(14,528)	(16,905)
Gain on disposition of assets	—	—	11	11
Interest expense	(19,841)	(3,800)	(21,063)	(24,863)
Income tax expense	(12,384)	—	—	—
Net income before preferred dividends	$20,205	$6,831	$5,565	$12,396

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PRO FORMA EBITDA TO NET INCOME (LOSS)

BEFORE PREFERRED DIVIDENDS

(Unaudited)

	Combined	Combined
	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
	(in millions)

Pro forma EBITDA	$7.9	$75.5
Adjustments related to the purchase of Packaged Ice, Inc.:
Elimination of Ice Factory operating lease expense	—	(2.5)
Non-cash amortization of unearned equity compensation	—	0.1
Management fees	—	0.4
EBITDA attributable to the Service Ice acquisition	—	(0.7)
EBITDA attributable to the Triangle Ice acquisition	(0.2)	(9.2)
EBITDA attributable to the seven acquisitions completed in the nine months ended September 30, 2004	0.0	(1.7)
Historical EBITDA	7.7	61.9
Depreciation and amortization expense	(5.1)	(22.1)
Interest expense	(6.6)	(31.4)
Income tax expense	(1.1)	(1.1)
Net income (loss) before preferred dividends	$(5.1)	$7.3

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PROJECTED EBITDA TO

PROJECTED NET INCOME (LOSS) BEFORE PREFERRED DIVIDENDS

(Unaudited)

	Three Months Ended December 31,
	2004	2004
	Lower Range	Upper Range
	(in millions)

EBITDA	$5.5	$9.5
Depreciation and amortization expense	(6.0)	(6.0)
Interest expense	(5.0)	(5.0)
Income tax expense	2.0	1.0
Net loss before preferred dividends	$(3.5)	$(0.5)

	Twelve Months Ended December 31,
	2004	2004
	Lower Range	Upper Range
	(in millions)

EBITDA	$75.0	$79.0
Depreciation and amortization expense	(24.0)	(24.0)
Interest expense	(25.0)	(25.0)
Income tax expense	(10.0)	(11.0)
Net income before preferred dividends	$16.0	$19.0